                                 EXHIBIT 10.5

                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made as of the 17th day of June, 1999, between Douglas Federal Bank, FSB (the "Bank"), a federal savings bank chartered by the United States, and First Deposit Bancshares, Inc. (the "Holding Company"), the holding company of the Bank (the Bank and the Holding Company shall collectively be referred to as the "Employers"), and J. DAVID HIGGINS, a resident of the State of Georgia (the "Employee").

                               R E C I T A L S:

     The Employers desire to employ the Employee as the President of the Bank and as President and Chief Executive Officer of the Holding Company and the Employee desires to accept such employment.

     In consideration of the above premises and the mutual agreements hereinafter set forth, and other true and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.   DEFINITIONS.  Whenever used in this Agreement, the following terms and
     -----------
their variant forms will have the meaning set forth below:

     1.1 "Agreement" means this Agreement and any exhibits incorporated herein together with any amendments hereto made in the manner described in this Agreement.

     1.2 "Affiliate" means any business entity which controls, is controlled by, or is under common control with the Holding Company or the Bank.

     1.3 "Area" means the geographic area within a radius of 20 miles of any existing office or facility maintained by the Employers. It is the express intent of the parties that the Area as defined herein is the area where the Employee performs or performed services on behalf of the Employers under this Agreement as of, or within a reasonable time prior to, the termination of the Employee's employment hereunder.

     1.4  "Boards" means the boards of directors of the Employers.

     1.5 "Business of the Employers" means the business conducted by the Employers, which, in the case of the Bank, is community banking and, in the case of the Holding Company, is acting as a bank holding company.

     1.6 "Cause" means, any of the following events or conduct preceding a termination of employment initiated by the Employers:

          (a) any act that constitutes, on the part of the Employee, fraud, dishonesty, bad faith or a felony toward the Employers;

          (b) the willful violation by the Employee of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order;

          (c) the Employee's entering into any transaction or contractual relationship with any third party or diverting any business opportunity from the Employers (other than on behalf of the Employers or with the prior written consent of the Board) or the Employee's breach of any other fiduciary duty involving personal profit; provided, however, that in the case of this subsection
               (c), such conduct will not constitute Cause unless the Board delivers to the Employee notice setting forth (1) the conduct deemed to qualify as Cause, (2) reasonable remedial action that might remedy such objection, and (3) a reasonable time (not less than thirty (30) days) within which the Employee may take such remedial action, and the Employee has not taken the specified remedial action with the specified reasonable time;

          (d) the Employee breaches the covenants contained in Sections 5, 6, 7 or 8 hereof;

          (e) conduct by the Employee that results in removal from the Employee's position as an officer or employee of the Employers pursuant to a written order by any regulatory agency with authority or jurisdiction over the Employers including, without limitation, the removal or prohibition from being involved in the affairs of the Employers by an order issued under Section
               (8)(e)(3) or (g)(1) of the Federal Deposit Insurance Act;

          (f) immoderate use or addiction to alcohol or any controlled substance to the visible and perceptive detriment to the performance of the Employee's duties, responsibilities and representation of the Bank in the community or the failure of the Employee to act in a moral and upright manner consistent with generally accepted standards applicable to other persons in Douglas County, Georgia, occupying similar positions of employment; provided, however, that in the case of this subsection (f), such conduct will not constitute Cause unless either Board delivers to the Employee notice setting forth (1) the conduct deemed to qualify as Cause, (2) reasonable remedial action that might remedy such objection, and (3) a reasonable time (not less than thirty (30) days) within which the Employee may take such remedial action, and the Employee has not taken the specified remedial action with the specified reasonable time; or

          (g) the Employee's incompetence, willful misconduct or material breach of this Agreement.

     1.7  "Company Information" means Confidential Information and Trade
Secrets.

     1.8 "Confidential Information" means data and information relating to the Business of the Employers (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Employee or of which the Employee became aware as a consequence of or through the Employee's relationship to the Employers and which has value to the Employers and is not generally known to its competitors. Confidential Information does not include any data or information that has been voluntarily disclosed to the public by the Employers (except where such public disclosure has been made by the Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

     1.9 "Change in Control" means any one of the following events first to occur after the completion of the initial public offering of the common stock of the Holding Company:

          (a) the acquisition by any person or persons acting in concert of the then outstanding voting securities of either the Bank or the Holding Company, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote twenty-five percent (25%) or more of any class of voting securities of the Bank or the Holding Company, as the case may be, or such other transaction as may be described under 12 C.F.R. Section 225.41(b)(1) or any successor thereto;

          (b) within any twelve-month period (beginning on or after the Effective Date) the persons who were directors of either the Bank or the Holding Company immediately before the beginning of such twelve-month period (the "Incumbent Directors") cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the Effective Date will be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) relating to the election of directors will be deemed to be an Incumbent Director;

          (c) the approval by the stockholders of either the Bank or the Holding Company of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of either the Bank or the Holding Company, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

          (d) the sale, transfer or assignment of all or substantially all of the assets of the Holding Company or the Bank to any third party.

     1.10 "Effective Date" means June 17, 1999.

     1.11 "Good Reason" means, any of the following events or conduct preceding a termination of employment initiated by the Employee:

          (a) a material diminution in the powers, responsibilities or duties of the Employee hereunder;

          (b) the failure of the board of directors of the Bank to elect the Employee as the President of the Bank or the failure of the board of directors of the Holding Company to elect the Employee as the President and Chief Executive Officer of the Holding Company;

          (c) a material breach of the terms of this Agreement by the Employers; or

          (d) the failure of the Boards to nominate the Employee for re-election following expiration of each of the Employee's terms of service on the Boards that arise during the Term (as defined below).

provided, however, that no termination of employment which is triggered by any conduct or event described in this Section 1.11 shall not constitute a termination of employment for Good Reason unless the Employee has first provided the Employers with the opportunity to cure the event or conduct by giving the Employers a written notice describing in sufficient detail the Employee's belief that a Good Reason exists and the Employee defers resigning until the expiration of a thirty (30) day cure period, beginning with the date such notice is received by the Employers.

     1.12 "Permanent Disability" means the total inability of the Employee to perform the Employee's duties under this Agreement for a period of ninety (90) consecutive days as certified by a physician chosen by the Employers and reasonably acceptable to the Employee.

     1.13 "Trade Secrets" means information including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which:

          (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

          (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2.   DUTIES.
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                                      -4-

     2.1 The Employee is employed as the President and Chief Executive Officer of the Bank and the President of the Holding Company, subject to the direction of the Board or its designee, must perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Employers in connection with the conduct of its business. The duties and responsibilities of the Employee shall be those customarily applicable to similarly situated executives of community banks and bank holding companies.

     2.2 In addition to the duties and responsibilities generally or specifically assigned to the Employee pursuant to Section 2.1 hereof, the Employee must:

          (a) devote substantially all of the Employee's time, energy and skill during regular business hours to the performance of the duties of the Employee's employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties;

          (b) diligently follow and implement all management policies and decisions communicated to him by the Boards; and

          (c) timely prepare and forward to the Boards all reports and accounting as may be requested of the Employee.

     2.3 Without the approval of the Boards, the Employee must devote the Employee's entire business time, attention and energies to the Business of the Employers and must not, during the term of this Agreement, be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this will not be construed as preventing the Employee from:

          (a) investing the Employee's personal assets in businesses which are not in competition with the Business of the Employers and which will not require any services on the part of the Employee in their operation or affairs and in which the Employee's participation is solely that of an investor;

          (b) purchasing securities in any corporation whose securities are regularly traded provided that such purchase will not result in him collectively owning beneficially at any time five percent (5%) or more of the equity securities of any business in competition with the Business of the Employers; and

          (c) participating in civic and professional affairs and organizations and conferences, preparing or publishing papers or books or teaching so long as the Boards approve of such activities prior to the Employee's engaging in them.

     2.4  Directorship.  Employee will also be appointed to and serve as a
          ------------
member of the Boards.

3.   TERM AND TERMINATION.
     --------------------

     3.1  Term.  The term of this Agreement will initially be set at three (3)
          ----
years; provided, however, that, subject to review and approval by the Boards, this Agreement may be extended for an additional twelve (12) months upon written agreement of the Employers and the Employee thirty (30) days before the end of the original three-year term (as so calculated, the "Term").

     3.2 Termination. The employment of the Employee under this Agreement may be terminated prior to the expiration of the Term only as follows, subject to the conditions set forth below:

          3.2.1  By the Employers:

                 (a) for Cause at any time, upon written notice to the Employee, in which event the Employers will have no further obligation to the Employee except for the payment of any amounts due and owing under Section 4 on the effective date of the termination; or

                 (b) without Cause or upon the Permanent Disability of Employee at any time, provided that the Employers gives the Employee sixty (60) days' prior written notice of its intent to terminate, in which event the Employers will be required to make the termination payments under Section 3.7.

          3.2.2  By the Employee:

                 (a) for Good Reason at any time, in which event the Employers will be required to make the termination payments under
                       Section 3.7; or

                 (b) without Good Reason or upon the Permanent Disability of the Employee, provided that the Employee gives the Employers sixty (60) days' prior written notice of the Employee's intent to terminate, in which event the Employers will have no further obligation to the Employee, except for the payment of any amounts due and owing under Section 4 through the effective date of the termination.

          3.2.3 By the Employee within six (6) months following a Change in Control; provided that the Employee gives at least thirty (30) days' prior written notice to the Employers of the Employee's intention to terminate this Agreement with such resignation to be effective immediately, in which event the Employers will be required to make a termination payment under Section 3.7.

          3.2.4 At any time upon mutual, written agreement of the parties, in which event the Employers will have no further obligation to the Employee, except for the payment of any amounts due and owing under Section 4 through the effective date of termination unless otherwise set forth in the written agreement.

          3.2.5 Immediately upon the Employee's death, in which event the Employers will have no further obligation to the Employee except for the payment of any amounts due and owing under
                 Section 4 on the effective date of termination.

     3.3  Effect of Termination.  Termination of the employment of the Employee
          ---------------------
pursuant to Section 3.2 will be without prejudice to any right or claim which may have previously accrued hereunder to either the Employee or the Employers and will not terminate, alter, supersede or otherwise affect the terms and covenants and the rights and duties prescribed in this Agreement.

     3.4  Suspension With Pay.  Nothing contained herein will preclude the
          -------------------
Employers from releasing the Employee of the Employee's normal duties and suspending Employee, with pay, during the pendency of any investigation or examination to determine whether or not Cause exists for termination of the Employee.

     3.5  Suspension Without Pay.  If the Employee is suspended and/or
          ----------------------
temporarily prohibited from participating in the conduct of the Employers' affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, the Employers' obligations under this Agreement will be suspended as of the date of service thereof, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Employers may in its discretion:

          (a) pay the Employee all or part of the compensation withheld while its contract obligations were suspended; and/or

          (b) reinstate (in whole or in part) any of its obligations which were suspended.

     3.6  Other Regulatory Requirements.  If the Bank is in default, as defined
          -----------------------------
in Section (3)(x)(1) of the Federal Deposit Insurance Act, all obligations under this Agreement will terminate as the date of such default, but no vested rights of the Employee will be affected. Further, all obligations under this Agreement will be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Bank:

          (a) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority of the Federal Deposit Insurance Act; or

          (b) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems relating to the operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

     Any rights of the Employee already accrued under this Agreement, however, will not be affected by such action.

     3.7  Termination Payments.  In the event this Agreement is terminated by
          --------------------
the Employers pursuant to Section 3.2.1(b) or by the Employee pursuant to Sections 3.2.2(a) or 3.2.3, then commencing with the first payroll date immediately following the effective date of such termination, the Employers will pay to the Employee as severance pay and liquidated damages an amount equal to the Average Monthly Compensation (as defined below) for a period equal to the remaining Term. Any amounts payable pursuant to this Section 3.7 will be paid at the same frequency as the Employee's then Base Salary (as defined in Section 4.1(a)) is paid. As used herein, the term "Average Monthly Compensation" means the quotient determined by dividing (a) the greater of (i) the Employee's then Base Salary, or (ii) the highest average of Base Salary and Incentive Compensation as described in Section 4.1(b) occurring in the most recent three
(3) consecutive twelve-month periods during which the Employee was employed by the Employers (or if the Employers has been employed for fewer periods, such lesser number of periods) immediately prior to the effective date of the Agreement's termination, by (b) twelve (12).

     Notwithstanding any other provisions to this Agreement to the contrary, if the aggregate of the payments provided for in this Agreement and other payments and benefits which the Employee has the right to receive from the Employers (the "Total Payments") would constitute a "parachute payment", as defined in Section 280G(b)(2) of the Internal Revenue Code, the Employee shall receive the Total Payments unless (x) the after-tax amount that would be retained by the Employee (after taking into account all federal, state and local income taxes payable by the Employee and the amount of any excise taxes payable by the Employee under
Section 4999 of the Internal Revenue Code that would be payable by the Employee (the "Excise Taxes")) if the Employee were to receive the Total Payments has a lesser aggregate value than (y) the after-tax amount that would be retained by the Employee (after taking into account all federal, state and local income taxes payable by the Employee) if the Employee were to receive the Total Payments reduced to the largest amount as would result in no portion of the Total Payments being subject to Excise Taxes (the "Reduced Payments"), in which case the Employee shall be entitled only to the Reduced Payments. If the Employee is to receive the Reduced Payments, the Employee shall be entitled to determine which of the Total Payments, and the relative portions of each, are to be reduced.

4.   COMPENSATION AND BENEFITS.
     -------------------------

     4.1  Compensation.  The Employee will receive the following salary and
          ------------
benefits:

          (a)    Base Salary.  During the Term, the Employee will receive from
                 -----------
                 Employers a base salary at the rate of $86,900 per annum, payable in substantially equal installments in accordance with the Bank's regular payroll practices ("Base Salary"). The Employee's Base Salary shall be allocated among and be reflected upon the books and records of the Bank and the Holding Company as determined by the Boards. The Employee's Base Salary will be reviewed by the Boards annually, and the Employee will be entitled to receive annually an increase in such amount, if any, as may be determined by the Boards.

          (b)    Incentive Compensation.  In addition to Employee's Base Salary
                 ----------------------
                 under Section 4.1(a), the Employee will also be entitled to participate in such other bonus, incentive and other executive compensation programs as are made available to senior management of the Employers from time to time. The bonus amounts which may be payable to the Employee pursuant to this
                 Section 4.1(b) is referred to herein as "Incentive
                 Compensation".

     4.2  Business Expenses; Memberships.  The Employers specifically agrees to
          ------------------------------
reimburse the Employee for (a) reasonable business (including travel) expenses incurred by the Employee in the performance of the Employee's duties hereunder, as approved from time to time by the Board, and (b) the dues and business related expenditures, including initiation fees, associated with membership in professional associations which are commensurate with the Employee's position; provided, however, that the Employee must, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Employers and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service.

     4.3  Vacation.  On a non-cumulative basis, the Employee will be entitled to
          --------
vacation in each year of this Agreement in accordance with the Bank's vacation policy as then in effect, during which the Employee's Base Salary will be paid in full.

     4.4  Benefits.  In addition to the Base Salary and Incentive Compensation,
          --------
the Employee will be entitled to such benefits as may be available from time to time for executives of the Employers similarly situated to the Employee. All such benefits will be awarded and administered in accordance with the Employers' standard policies and practices. Such benefits may include, by way of example only, profit-sharing plans, retirement, life and disability insurance benefits and such other benefits as the Employers deems appropriate.

     4.5  Withholding.  The Employers may deduct from each payment of
          -----------
compensation hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding requirements.

5.   COMPANY INFORMATION.
     -------------------

     5.1  Ownership of Information.   All Company Information received or
          ------------------------
developed by the Employee while employed by the Employers will remain the sole and exclusive property of the Employers.

     5.2  Obligations of the Employee.  The Employee agrees (a) to hold Company
          ---------------------------
Information in strictest confidence, and (b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate Company Information or any physical embodiments thereof and may in no event take any action causing or fail to take any action necessary in order to prevent any Company Information from losing its character or ceasing to qualify as Confidential Information or a Trade Secret. In the event that the Employee is required by law to disclose any Company Information, the Employee will not make such disclosure unless (and then only to the extent that) the Employee has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to the Employers when the Employee becomes aware that such disclosure has been requested and is required by law. This Section 5 will survive the termination of this Agreement with respect to Confidential Information for so long as it remains Confidential Information, but for no longer than three (3) years following termination of this Agreement, and this
Section 5 will survive termination of this Agreement with respect to Trade Secrets for so long as is permitted by the then-current Georgia Trade Secrets Act of 1990, O.C.G.A. (S)(S) 10-1-760 through 10-1-767.

     5.3  Delivery upon Request or Termination.  Upon request by the Employers,
          ------------------------------------
and in any event upon termination of employment with the Employers, the Employee will promptly deliver to the Employers all property belonging to the Employers, including without limitation all Company Information then in the Employee's possession or control.

6.   NON-COMPETITION.  The Employee agrees that during the Term hereunder and,
     ---------------
in the event of the Employee's termination of employment for any reason, thereafter for a period equal to the greater of (a) twelve (12) months; or (b) the period during which the Employee is to be paid monthly termination payments, if any, in accordance with Section 3.7 hereof, the Employee will not (except on behalf of or with the prior written consent of the Employers), within the Area, either directly or indirectly, on the Employee's own behalf or in the service or on behalf of others, as a principal, partner, officer, director, manager, supervisor, administrator, consultant, executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Employers, engage in any business which is the same as or essentially the same as the Business of the Employers.

7.   NON-SOLICITATION OF CUSTOMERS.  The Employee agrees that during the Term
     -----------------------------
hereunder and, in the event of the Employee's termination of employment for any reason, thereafter for a period equal to the greater of (a) twelve (12) months; or (b) the period during which the Employee is to be paid monthly termination payments, if any, in accordance with Section 3.7 hereof, the Employee will not (except on behalf of or with the prior written consent of the Employers), within the Area, on the Employee's own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, directly or by assisting others, any business from any of the Employers' customers, including actively sought prospective customers, with whom the Employee has or had material contact during the last two (2) years of the Employee's employment, for purposes of providing products or services that are competitive with those provided by the Employers.

8.   NON-SOLICITATION OF EMPLOYEES.  The Employee agrees that during the Term
     -----------------------------
hereunder and, in the event of the Employee's termination of employment for any reason, thereafter for a period equal to the greater of (a) twelve (12) months; or (b) the period during which the Employee is to be paid monthly termination payments, if any, in accordance with Section 3.7 hereof, the Employee will not, within the Area, on the Employee's own behalf or in the service or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, directly or by assisting others, any employee of the Employers or its Affiliates, whether or not such employee is a full-time employee or a temporary employee of the Employers or its Affiliates and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

9.   REMEDIES.  The Employee agrees that the covenants contained in Sections 5
     --------
through 8 of this Agreement are of the essence of this Agreement; agrees that each of the covenants is reasonable and necessary to protect the business, interests and properties of the Employers; represents that his experience and abilities are such that the existence or enforcement of these covenants will not prevent him from earning an adequate livelihood and/or will not cause an undue burden to himself or his family; and agrees that irreparable loss and damage will be suffered by the Employers should the Employee breach any of the covenants. Therefore, the Employee agrees and consents that, in addition to all the remedies provided by law or in equity, the Employers will be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The Employers and the Employee agree that all remedies available to the Employers or the Employee, as applicable, will be cumulative.

10.  SEVERABILITY.  The parties agree that each of the provisions included in
     ------------
this Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity or unenforceability of any Agreement provision will not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision will be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

11.  NO SET-OFF BY THE EMPLOYEE.  The existence of any claim, demand, action or
     --------------------------
cause of action by the Employee against the Employers, or any Affiliate of the Employers, whether predicated upon this Agreement or otherwise, will not constitute a defense to the enforcement by the Employers of any of its rights hereunder.

12.  NOTICE.  All notices and other communications required or permitted under
     ------
     this Agreement will be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, will be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand, facsimile transmission or overnight courier, in which event the notice will be deemed effective when delivered or transmitted. All notices and other communications under this Agreement must be given to the parties hereto at the following addresses:

     (i)  If to the Employers, to it at:

          8458 Campbellton Street
          Douglasville, Georgia 30134-1803
          Attn: Chairman, Compensation Committee

     (ii) If to the Employee, to the Employee at:

          216 Canterbury Walk
          Bremen, Georgia 30110


13.  ASSIGNMENT.  Neither party hereto may assign or delegate this Agreement or
     ----------
any of its rights and obligations hereunder without the written consent of the other party hereto.

14.  WAIVER.  A waiver by the Employers of any breach of this Agreement by the
     ------
Employee will not be effective unless in writing, and no waiver will operate or be construed as a waiver of the same or another breach on a subsequent occasion.

15.  ARBITRATION.  Any controversy or claim arising out of or relating to this
     -----------
Agreement, or the breach thereof, will be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitration panel will be final and binding on the parties, and judgment upon the award rendered by the arbitration panel may be entered by any court having jurisdiction thereof.

16.  ATTORNEYS' FEES.  In the event that the parties have complied with this
     ---------------
Agreement with respect to arbitration of disputes and litigation ensues between the parties concerning the enforcement of an arbitration award and the Employee must employ separate legal counsel, the Employers shall advance to the Employee, within thirty (30) days after receiving copies of invoices submitted by Employee, any and all reasonable attorneys' fees and expenses incurred with preparing, investigating and litigating such action, proceeding or suit. The Employee must reimburse the Employers for any and all advances that exceed the first $5,000 advanced to the Employee for such legal expenses only if and to the extent that a final decision by a court of competent jurisdiction has determined that the Employee is not entitled to receive any amounts due or to enforce any of the rights under this Agreement.

17.  APPLICABLE LAW.  This Agreement will be construed and enforced under and in
     --------------
accordance with the laws of the State of Georgia. The parties agree that any appropriate state court located in Douglas County, Georgia, will have jurisdiction of any case or controversy arising under or in connection with this Agreement and will be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of such courts.

18.  INTERPRETATION.  Words importing the singular form shall include the plural
     --------------
and vice versa. The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms refer to this Agreement. Any captions, titles or headings preceding the text of any article, section or subsection herein are solely for convenience of reference and will not constitute part of this Agreement or affect its meaning, construction or effect.

19.  ENTIRE AGREEMENT.  Except for any rights the Employee may have under any
     ----------------
employee benefit plans maintained by the Employers for employees generally and any rights the Employee may have under the First Deposit Bancshares, Inc. 1999 Stock Option and Incentive Plan and the First Deposit Bancshares, Inc. Management Recognition Plan, this Agreement embodies the entire and final agreement of the parties on the subject matter stated in the Agreement. No amendment or modification of this Agreement will be valid or binding upon the Employers or the Employee unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated.

20.  RIGHTS OF THIRD PARTIES.  Nothing herein expressed is intended to or will
     -----------------------
be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

21.  SURVIVAL.  The obligations of the Employee pursuant to Sections 5, 6, 7, 8
     --------
and 9 will survive the termination of the employment of the Employee hereunder for the period designated under each of those respective sections.

22.  JOINT AND SEVERAL.  The obligation of the Bank and the Holding Company to
     -----------------
Employee hereunder will be joint and several.

     IN WITNESS WHEREOF, the Employers and the Employee have executed and delivered this Agreement as of the date first shown above.

                                    THE EMPLOYERS:

                                    DOUGLAS FEDERAL BANK, FSB


                                    By:______________________________________
                                         Name:_______________________________
                                         Title:______________________________

                   [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                    FIRST DEPOSIT BANCSHARES, INC.


                                    By:______________________________________
                                         Name:_______________________________
                                         Title:______________________________



                                    THE EMPLOYEE:



                                    _________________________________________

                                      -15-